Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the combination of BEA Systems, Inc. (“BEA”) and CrossLogix, Inc. (“CrossLogix”) using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma condensed combined financial statements. These pro forma statements were prepared as if the respective combination had been completed as of February 1, 2002, with respect to the statement of operations, and as of January 31, 2003, with respect to the balance sheet. The unaudited pro forma condensed combined balance sheet as of January 31, 2003 includes the historical balance sheets of BEA and CrossLogix as of January 31, 2003 and December 31, 2002, respectively. The unaudited pro forma condensed combined statement of operations for the fiscal year ended January 31, 2003 includes the historical statements of operations of BEA and CrossLogix for the fiscal years ended January 31, 2003 and December 31, 2002, respectively. The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase price to the acquired assets and assumed liabilities of CrossLogix. The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed as of the date the acquisition is completed. Accordingly, final purchase accounting adjustments may differ from the pro forma adjustments presented here. In addition, the purchase price allocation has not been adjusted to reflect tax effects.

These unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of BEA and CrossLogix and should be read in conjunction with the historical consolidated financial statements of BEA and related notes.

The unaudited pro forma condensed combined financial statements are intended for informational purposes only and are not necessarily indicative of the financial position or results of operations of BEA after the acquisition or the financial position or results of operations had the acquisition actually been effected as of the dates indicated, nor are they necessarily indicative of the future financial position or results of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JANUARY 31, 2003 (in thousands)

	Historical BEA as of January 31, 2003	Historical CrossLogix as of December 31, 2002	Pro Forma Adjustments		Combined
ASSETS
Current Assets:
Cash, cash equivalents, short-term restricted cash and short-term investments	$1,271,839	$4,234	$(8,673	)(a)	$1,267,400
Accounts receivable, net	208,189	317	—		208,506
Other current assets	43,869	34	—		43,903

Total current assets	1,523,897	4,585	(8,673)		1,519,809
Property and equipment, net	63,938	100	—		64,038
Goodwill and acquired intangible assets, net	69,724	—	5,004	(b)	74,728
Long-term restricted cash and other long-term assets	152,400	50	—		152,450

Total assets	$1,809,959	$4,735	$(3,669)		$1,811,025

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued liabilities and other current liabilities	$211,823	$380	$300	(d)	$212,503
Deferred revenues	233,758	386	—		234,144

Total current liabilities	445,581	766	300		446,647
Convertible subordinated notes, deferred tax liabilities and other long-term liabilities	558,429	—	—		558,429
Redeemable convertible preferred stock	—	31,829	(31,829	)(c)	—
Stockholders’ equity:
Common stock and additional paid-in capital	1,003,252	186	(186	)(c)	1,003,252
Treasury stock	(42,095)	—	—		(42,095)
Accumulated deficit	(137,675)	(28,046)	28,046	(c)	(137,675)
Deferred compensation	(18,479)	—	—		(18,479)
Accumulated other comprehensive income	946	—	—		946

Total stockholders’ equity	805,949	(27,860)	27,860		805,949

Total liabilities and stockholders’ equity	$1,809,959	$4,735	$(3,669)		$1,811,025

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED JANUARY 31, 2003 (in thousands, except per share data)

	Historical BEA for the fiscal year ended January 31, 2003	Historical CrossLogix for the fiscal year ended December 31, 2002	Pro Forma Adjustments	Combined
Revenues:
License fees	$515,883	$25	$—	$515,908
Services	418,175	475	—	418,650

Total revenue	934,058	500	—	934,558

Cost of revenues:
Cost of license fees	18,797	106	—	18,903
Cost of services	178,105	140	—	178,245
Amortization of acquired intangible assets	25,388	—	2,502 (e)	27,890

Total cost of revenues	222,290	246	2,502	225,038

Gross profit	711,768	254	(2,502)	709,520

Operating expenses:
Sales and marketing	368,874	1,578	—	370,452
Research and development	132,771	1,987	—	134,758
General and administrative	76,390	1,137	—	77,527

Total operating expenses	578,035	4,702	—	582,737

Income (loss) from operations	133,733	(4,448)	(2,502)	126,783
Interest and other, net	(13,910)	67	—	(13,843)

Income (loss) before income taxes	119,823	(4,381)	(2,502)	112,940
Provision for income taxes	35,947	—	—	35,947

Net income (loss)	83,876	(4,381)	(2,502)	76,993

Basic net income per share	$0.21			$0.19

Diluted net income per share	$0.20			$0.18

Number of shares used in per share calculations:
Basic	405,515			405,515

Diluted	418,540			418,540

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1. BASIS OF PRO FORMA PRESENTATION

On January 28, 2003, BEA entered into an agreement of merger with Cardinal Acquisition Corp., a wholly-owned subsidiary of BEA, CrossLogix, Inc., Kenneth Schroeder and Mark Moriconi, pursuant to which BEA agreed to acquire CrossLogix in exchange for total cash consideration of approximately $8.67 million. On February 4, 2003, this acquisition was completed. BEA will account for the transaction under the purchase method of accounting.

The unaudited pro forma condensed combined balance sheet as of January 31, 2003 was prepared by combining the historical unaudited consolidated condensed balance sheet data as of January 31, 2003 for BEA and as of December 31, 2002 for CrossLogix as if the merger had been consummated on January 31, 2003.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended January 31, 2003 give effect to the merger as if it had occurred on February 1, 2002. The unaudited pro forma combined consolidated statement of operations for the fiscal year ended January 31, 2003 combine the results of operations of BEA for the fiscal year ended January 31, 2003 and CrossLogix for the fiscal year ended December 31, 2002. The unaudited pro forma condensed combined financial statements have not been adjusted for tax effects.

2. PURCHASE PRICE—CrossLogix

The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of CrossLogix as of December 31, 2002, and is for illustrative purposes only. Actual fair values will be based on financial information as of the acquisition date.

The unaudited pro forma condensed combined financial statements reflect the cash purchase price of approximately $8.67 million plus estimated transaction costs of $300,000 for a total purchase price of approximately $8.97 million. Under the purchase method of accounting, the total purchase price is allocated to CrossLogix’s net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger. The preliminary purchase price allocation as of January 31, 2003 is as follows (in thousands):

Cash and cash equivalents	$4,234
Accounts receivable and other current assets	351
Property and equipment and other long-term assets	150
Developed technology	5,004

Total assets acquired	9,739
Accounts payable and accrued liabilities	(380)
Deferred revenue	(386)

Net assets acquired	$8,973

A preliminary estimate of approximately $5.0 million has been allocated to developed technology, an amortizable intangible asset with an estimated useful life of two years.

The purchase price allocation presented above is preliminary, and final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed as of the date the acquisition is completed. Accordingly, final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

3. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined balance sheet and statements of operations give effect to the following pro forma adjustments:

(a)	Represents the cash consideration used to purchase CrossLogix and consummate the transaction.

(b)	To record developed technology acquired.

(c)	To eliminate the historical redeemable convertible preferred stock and stockholders’ equity of CrossLogix.

(d)	To record an accrual for estimated transaction costs of $300,000.

(e)	To reflect the impact of amortization of the developed technology resulting from the merger on a straight-line basis over the estimated useful life of two years.